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                            MORGAN STANLEY VALUE FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        OCTOBER 1, 2009 - MARCH 31, 2010

                                                                     AMOUNT OF   % OF     % OF
                                      OFFERING                        SHARES    OFFERING  FUNDS
    SECURITY      PURCHASE/  SIZE OF  PRICE OF     TOTAL AMOUNT      PURCHASED PURCHASED  TOTAL
    PURCHASED    TRADE DATE OFFERING   SHARES       OF OFFERING       BY FUND    BY FUND ASSETS       BROKERS        PURCHASED FROM
---------------- ---------- -------- --------- -------------------- ---------- --------- ------ ------------------- ----------------
Verisk Analytics 10/06/09      --      $22.000        $8,525,000.00      1,500     0.00%  0.03% BofA Merrill Lynch, Merrill Lynch
      Inc.9                                                                                       Morgan Stanley,
                                                                                                 J.P. Morgan, Wells
                                                                                                 Fargo Securities,
                                                                                                  William Blair &
                                                                                                 Company, Fox-Pitt
                                                                                                   Kelton Cochran
                                                                                                  Caronia Waller,
                                                                                                  Keefe Bruyette &
                                                                                                       Woods

 Bank of America 12/03/09      --      $15.000    $19,290,000,000     18,000     0.00%  0.24% BofA Merrill Lynch, Merrill Lynch
 Corp PFD 10.000                                                                                UBS Investment Bank NY


   Wells Fargo   12/15/09      --      $25.000      $10,650,000,000     11,200     0.00%  0.25%     Wells Fargo     Goldman Sachs
     Company                                                                                        Securities,
                                                                                                  Goldman, Sachs &
                                                                                                Co., Credit Suisse,
                                                                                                J.P. Morgan, Morgan
                                                                                                       Stanley

 Primerica Inc.  03/31/10      --      $15.000       $21,360,000.00        900     0.00%  0.01%      Citi, UBS      UBS Securities
                                                                                                  Investment Bank,
                                                                                                   Deutsche Bank
                                                                                                 Securities, Morgan
                                                                                                  Stanley, Keefe,
                                                                                                  Bruyette & Woods
                                                                                                 Macquarie Capital,
                                                                                                   Raymond James,
                                                                                                 Sandler O'Neill +
                                                                                                  Partners, L.P.,
                                                                                                 SunTrust Robinson
                                                                                                Humphrey, CastleOak
                                                                                                 Securities, L.P.,
                                                                                                ING, Willis Capital
                                                                                                 Markets & Advisory
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